UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Lithium Americas (Argentina) Corp.
Reporting Year	From	2024-01-01	To:	2024-12-31	Date submitted	2025-05-30
Reporting Entity ESTMA Identification Number	E517256		Original Submission Amended Report
Other Subsidiaries Included (optional field)

For Consolidated Reports - SubsidiaryReporting Entities Included in Report:	E186607 Millennial Lithium Corp.

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above.Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Alex Shulga				Date	2025-05-30
Position Title	Chief Financial Officer

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	Lithium Americas (Argentina) Corp.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E517256
Subsidiary Reporting Entities (if necessary)	E186607 Millennial Lithium Corp.
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc... within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Argentina	Government of Salta Province	Provincial Revenue of Salta	286,754	286,754	Mining titles acquisition to local government.
Payments completed in ARS pesos and USD as per agreement:
Payment I - USD $10,000
Payment II-ARS $237,600,000 FX rate 0.00114 equal to USD$ 270,864
Payment III-ARS 5,949,156 FX rate 0.00099 equal to USD$ 5,889.66
Total payments equivalente to USD $ 286,754

											Payments method of conversion at the exchange ratte exsisting at the time payments were made. FX rates from OANDA currency converter, source of accounting system.
Argentina	Government of Salta Province	General Direction Revenue of Salta	114,107	114,107	Annual rights payment. Payment completed in ARS pesos
ARS $100,980,000 FX rate 0.00113 equal to USD $114,107

											Payments method of conversion at the exchange ratte exsisting at the time payments were made. FX rates from OANDA currency converter, source of accounting system.
Argentina	Government of Salta Province	Provincial Revenue of Salta			300,000					300,000	Mining titles acquisition to local government. Payment completed by Millennial Lithium Corp. in USD $300,000

Additional Notes:	FX rates based on the accountig system conversion as per payment date. OANDA currency converter is the source for the accounting system.

1 Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).
2 Optional field.
3 When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
4 Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	Lithium Americas (Argentina) Corp.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E517256
Subsidiary Reporting Entities (if necessary)	E186607 Millennial Lithium Corp.
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Argentina	Proyecto Pastos Grandes			700,861					700,861	Mining titles acquisition to local government plus annual mineral rights. For individual payments break down, please refer to details in tab Payments by Payee

Additional Notes[3]:

1 Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the "Payments by Project" table.
3 Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the "Additional Notes" row or the "Notes" column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.